Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-172234, 333-205547, 333-224865 and 333-266578 on Form S-8 of our reports dated April 29, 2024, relating to the consolidated financial statements of Daqo New Energy Corp (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

Deloitte Touche Tohmatsu Certified Public Accountants LLP

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 29, 2024